Exhibit 99.1
One Gateway Center, Suite 702, Newton, MA 02458 USA
NEWS
FOR IMMEDIATE RELEASE
Clinical Data Delivers Vilazodone Milestone Payment to Merck KGaA
NEWTON, Mass. — Dec. 10, 2007 — Clinical Data, Inc. (NASDAQ: CLDA), which is focused on developing new predictive tests and targeted therapeutics from its growing portfolio of proprietary genetic biomarkers, today announced that it has made a milestone payment to Merck KGaA of Darmstadt, Germany in connection with its recently completed successful pivotal Phase III study of Vilazodone, a dual serotonergic antidepressant. Clinical Data’s PGxHealth Division acquired the rights to develop and commercialize Vilazodone from Merck in September 2004. Under the terms of the agreement, Clinical Data issued 135,146 shares of Clinical Data Common Stock. All of the shares issued to Merck are unregistered but carry certain demand and incidental registration rights as provided under the agreement.
About Vilazodone
Vilazodone is a dual serotonergic Phase III antidepressant that Clinical Data is developing in parallel with genetic biomarkers to guide the use of this novel antidepressant. It is both a Selective Serotonin Reuptake Inhibitor and a 5HT1A partial agonist that has been found to have an acceptable safety profile for this stage of development. As approximately one-half of depressed patients do not achieve satisfactory results with current first-line treatment options, Clinical Data hopes to develop a product that combines a genetic test with Vilazodone to assist physicians in matching patients with a treatment that is more likely to be effective for each patient in the first instance. The worldwide rights to develop and commercialize Vilazodone were acquired from Merck KGaA of Darmstadt, Germany, in September 2004.
About Depression and the Antidepressant Market
The Surgeon General’s Office estimates that 5.3% of American adults, approximately 17 million people, suffer from depressive illness. According to the company’s estimates, antidepressants generated sales of more than $12 billion in 2006 in the U.S. It is believed that some people may be genetically predisposed to depression and that it may be possible to identify certain genetic biomarkers that might help to predict the likelihood of a patient’s pharmacological response to a given antidepressant.
About Clinical Data, Inc. and its PGxHealth Division
Clinical Data, Inc. is a unlocking the potential of molecular discovery, from Targeted Science to Better healthcare™. Its PGxHealth™ division focuses on proprietary biomarker and pharmacogenetic test development as well as targeted therapeutics to help predict drug safety and efficacy, thereby reducing health care costs and improving clinical outcomes. Its Cogenics division provides a broad range of molecular and pharmacogenomics services to pharmaceutical, biotechnology, and academic organizations in both research and regulated environments. Through these divisions, Clinical Data is leveraging advances in pharmacogenomics to provide tangible benefits for patients, doctors, scientists and health plans worldwide. Visit the company’s website at www.clda.com for more information.

For More Information
Clinical Data, Inc.
EVC Group, Inc.
Doug Sherk (investors)
Julie Huang
+1-646-443-6963

Steve DiMattia (media)
+1-646-201-5445
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information about Clinical Data that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding: our ability to successfully integrate the operations, business, technology and intellectual property obtained in our acquisitions; our ability to obtain regulatory approval for, and successfully introduce our new products; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Vilazodone will advance further in the clinical trials process and whether and when, if at all, Vilazodone will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether Vilazodone will be successfully marketed if approved; whether our PGxPredict™ tests will gain wide acceptance in the market; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; our ability to achieve the expected synergies and operating efficiencies from all of our acquisitions; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; the development of and our ability to take advantage of the market for pharmacogenetic and biomarker products and services; general economic downturns; and other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, and our Current Reports on Form 8-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.
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